UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2022

Grayscale® Zcash Trust (ZEC)

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56433	82-6646113
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Zcash Trust (ZEC) Shares	ZCSH	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), Grayscale Zcash Trust (ZEC) (the “Trust”) has been subject to a minimum one year holding period for the common units of fractional undivided beneficial interest in and ownership of the Trust (“Shares”) purchased from the Trust. Rule 144(d)(1)(i) sets a six-month holding period for securities sold by an issuer that has been subject to the reporting requirements under section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for a period of at least 90 days. The Trust filed its registration statement on Form 10 to register its Shares pursuant to Section 12(g) of the Exchange Act on May 5, 2022, and the registration statement became effective on July 5, 2022, making the Trust, as of July 5, 2022, subject to the reporting requirements of Section 13 under the Exchange Act. On October 3, 2022, the applicable holding period for the Shares changed because the Trust has been subject to the reporting requirements of Section 13 under the Exchange Act for a period of 90 days. As a result, beginning October 3, 2022, a minimum six-month holding period applies to all Shares purchased from the Trust, including all Shares purchased prior to April 3, 2022, in addition to other restrictions that may be required by Rule 144. As of October 3, 2022, there were 3,063,485 Shares freely tradable and unrestricted, and a total of 3,777,700 issued and outstanding. As of April 3, 2022, there were a total of 3,777,700 Shares issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments, LLC, as Sponsor of Grayscale Zcash Trust (ZEC)

Date:	October 7, 2022	By:	/s/ Michael Sonnenshein
Michael Sonnenshein Chief Executive Officer